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                                                                EXHIBIT 10.10(j)

                           FORSTMANN & COMPANY, INC.
                          1185 Avenue of the Americas
                               New York, New York

Woolverton Limited
8 Inns Court
Wine Tavern Street
Dublin 8 Republic of Ireland

Gentlemen:

         Simultaneously herewith we are entering into a license agreement (the "License") with Compagnia Tessile S.p.A. ("CT") pursuant to which we are being granted a license to use the mark "CARPINI" in connection with the manufacture, distribution and sale of fabrics for women's and men's apparel. In addition, simultaneously herewith, we are entering into an agreement with you (the "Design Agreement") pursuant to which you will be providing to us design and other services in connection with our performance under the License. In the event that, pursuant to the provisions of paragraph 13.1 of the License, we and C.T. are to renegotiate, in good faith, the royalty provisions of the License, you will renegotiate with us, in good faith, the fee provisions of the Design Agreement. In addition, if we elect to terminate the License pursuant to the provisions of paragraph 13.1 thereof, the Design Agreement shall terminate automatically, simultaneously therewith, as if the date of termination were the date set forth in the Design Agreement as the expiration thereof.

         This agreement shall be construed and interpreted in accordance with the laws of the State of New York, U.S.A., applicable to agreements made and to be performed in said state.

         This agreement may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

Dated: July 1, 1992                     Very truly yours,

                                        FORSTMANN & COMPANY, INC.


                                        By: /s/ Christopher L. Schaller
                                            ---------------------------

AGREED TO:

WOOLVERTON LIMITED


By: (SEAL)
    --------------------------